EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Bovie Medical Corporation

Purchase, New York

We hereby consent to the incorporation in this Registration Statement on Form S-3, of our report dated March 31, 2014 on the consolidated financial statements of Bovie Medical Corporation as of and for the years ended December 31, 2013 and 2012, which are incorporated by reference into such registration statement.

/s/ Kingery & Crouse, PA

Kingery & Crouse, PA

Tampa, Florida

April 15, 2015